UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2023

Templeton Global Income Fund

(Exact name of registrant as specified in its charter)

Delaware	811-05459	22-2864496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S.E. 2nd Street
Fort Lauderdale, Florida 33301-1923
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (954) 527-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	GIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 8.01 Other Events.

On November 24, 2023, Templeton Global Income Fund (NYSE: GIM) (the “Fund”) announced an update regarding the upcoming adviser transition, whereby Saba Capital Management, L.P. (“Saba”) will assume responsibility from Franklin Advisers, Inc. (“Franklin Advisers”), the current manager of the Fund, for providing investment management services to the Fund (the “Adviser Transition”). The Adviser Transition will occur on or about the close of business on December 31, 2023.

In connection with the Adviser Transition and management of the Fund’s portfolio subsequent to the completion of the Adviser Transition, the Fund’s Board of Trustees has authorized Franklin Advisers to begin liquidating the Fund’s portfolio to cash and cash equivalents prior to the completion of the Adviser Transition. During this transition, the Fund will depart from its stated investment objective and policies to liquidate its holdings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Number	Description
99.1	Press Release dated November 24, 2023 - Templeton Global Income Fund Announces Update on Investment Adviser Transition to Saba Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2023	Templeton Global Income Fund

	By:	/s/ Pierre Weinstein
	Name:	Pierre Weinstein
	Title:	Chairman of the Board